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                                                                   Exhibit 10.50

                       AMENDMENT TO CONSULTING AGREEMENT
                       ---------------------------------


  This Amendment to the Consulting Agreement (defined below) is made and entered into as of the 22nd day of May, 2001, by and between Interliant, Inc., a Delaware corporation, having a place of business at Two Manhattanville Road, Purchase, New York 10577 (the "Company") and Intensity Ventures, Inc. (the "Consulting Company").

  WHEREAS, Bradley A. Feld, principal of the Consulting Company is a Co-Chairman and director of the Company, and the person principally rendering the services of the Consulting Company under the Consulting Agreement;

     WHEREAS, the Company and the Consulting Company entered into a Consulting Agreement dated as of January 1, 1999 ("Consulting Agreement") setting forth the terms of the consulting relationship between the parties;

     WHEREAS, the term of the Consulting Agreement has been automatically extended beyond December 31, 1999, and by a prior amendment between the parties, is presently month-to-month;

     WHEREAS, the parties desire to further amend the Consulting Agreement, particularly the term and the compensation provided thereunder, in accordance with the terms and conditions set forth in this Amendment.

  NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the Company and the Consulting Company hereby agree as follows:

  1.  TERM
      ----

          The term of the Consulting Agreement shall be extended for a term continuing as of the date hereof and ending on May 31, 2002 ("Extended Term"). The Agreement shall be automatically extended from year to year thereafter unless either party gives not less than three (3) months prior written notice to the other that such party elects to have the Agreement terminated effective at the end of the Extended Term or then current renewal term, provided, however, that the compensation to be paid to the Consulting Company during any such renewal period shall be the same as provided in the Consulting Agreement without giving effect to the changes made by this Amendment, unless the parties otherwise agree in writing.

2.      COMPENSATION
        ------------

          Commencing June 1, 2001, in lieu of any cash compensation provided in
Section 4 of the Consulting Agreement, as compensation for the performance of the Consulting Company's services during the Extended Term, the Company shall deliver to the Consulting Company, 180,000 shares of the Company's common stock, par value $.01, which shares shall be unregistered.
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3.  SEVERANCE
    ---------

          Section 7 of the Consulting Agreement is hereby amended by providing that the first sentence of the first paragraph thereof shall not be applicable if such termination of the Consulting Agreement occurs prior to the end of the Extended Term.

4.  ENTIRE AGREEMENT; MODIFICATION
    ------------------------------

          Except as expressly amended hereby, the Consulting Agreement shall remain in full force and effect as originally drafted. This Agreement contains the entire agreement between the parties relating to the subject matter hereof. No modification of this Agreement shall be valid unless it is made in writing and signed by the parties hereto.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                    INTERLIANT, INC.


                                    By /s/ Bruce Graham
                                           ----------------
                                           Bruce Graham
                                           President and Chief Executive Officer



                                    INTENSITY VENTURES, INC.


                                    By /s/ Bradley A. Feld
                                       -------------------
                                       Bradley A. Feld
                                       President